UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2024
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)    On May 17, 2024, Conduent Incorporated (the Registrant) held its Annual Meeting of Shareholders.
(b)    Shareholders voted on the matters set forth below as follows:
1.Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Hunter Gary	152,819,753	4,627,457	81,319	23,512,663
Kathy Higgins Victor	154,873,434	2,579,061	76,034	23,512,663
Scott Letier	154,270,849	3,181,137	76,543	23,512,663
Jesse A. Lynn	144,284,437	13,162,452	81,640	23,512,663
Steven Miller	151,099,273	6,354,533	74,723	23,512,663
Michael Montelongo	155,917,054	1,536,575	74,900	23,512,663
Margarita Paláu-Hernández	147,807,879	9,645,086	75,564	23,512,663
Clifford Skelton	155,519,601	1,936,379	72,549	23,512,663
2.Ratification of selection of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for 2024. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
178,470,030	2,434,216	136,946	—
3. Approval, on an advisory basis, of the 2023 compensation of the Registrant’s Named Executive Officers, as disclosed in the Registrant’s 2024 Proxy Statement. The 2023 compensation of the Registrant’s Named Executive Officers, as disclosed in the Registrant’s 2024 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
151,873,288	4,464,145	1,191,095	23,512,663
(c)    Not Applicable.
(d)    Not Applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: May 17, 2024

CONDUENT INCORPORATED

By:	/s/ MICHAEL FISHERMAN
Michael Fisherman
Assistant Secretary